Exhibit 99.2

TECO CAPITAL TRUST II

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of TECO Energy, Inc. (which is designated to make compliance filings on behalf of TECO Capital Trust II (the “Trust”)) certifies, under the standards set forth in and solely for the purposes of the 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Trust for the quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: May 14, 2003	/s/ ROBERT D. FAGAN
Robert D. Fagan
Chief Executive Officer of TECO Energy, Inc.

Dated: May 14, 2003	/s/ GORDON L. GILLETTE
Gordon L. Gillette
Chief Financial Officer of TECO Energy, Inc.

A signed original of this written statement required by Section 906 has been provided to TECO Energy, Inc. and will be retained by TECO Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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